Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2014 FOURTH QUARTER AND YEAR RESULTS

SAINT LOUIS, MO — June 17, 2014 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the fourth quarter and fiscal year ended April 27, 2014.

Consolidated Financial Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended		Twelve Months Ended
	April 27,	April 28,	April 27,	April 28,
	2014	2013	2014	2013
Net revenues	$260.8	$257.4	$954.6	$923.4
Consolidated Adjusted EBITDA (1)	57.2	56.7	173.4	176.0

Loss from continuing operations	(139.7)	(47.3)	(129.7)	(52.5)
Income (loss) from discontinued operations	(1.8)	1.9	2.0	4.9
Net loss	(141.5)	(45.4)	(127.7)	(47.6)
Diluted loss per share from continuing operations	(3.51)	(1.20)	(3.26)	(1.33)
Diluted income (loss) per share from discontinued operations	(0.04)	0.05	0.05	0.12
Diluted loss per share	(3.55)	(1.15)	(3.21)	(1.21)
Adjusted income (loss) per share (2)	0.34	0.19	(0.06)	0.23

(1)         For a further description of Consolidated Adjusted EBITDA, refer to the reconciliation tables following the narrative and the definition of Adjusted EBITDA in footnote (1) of this release.

(2)         For a reconciliation of the GAAP basis per share amounts to adjusted income (loss) per share, refer to the reconciliation table labeled “Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted Income (Loss) and GAAP Income (Loss) Per Share from Continuing Operations to Adjusted Income (Loss) Per Share.”

Commenting on the results of the quarter Virginia McDowell, the Company’s president and chief executive officer said “Our continued focus on operating efficiencies allowed us to increase revenues and Adjusted EBITDA in a tough operating environment. We improved Adjusted EBITDA and margins on a same store basis (i.e. excluding Nemacolin), despite an overall decline in net revenues.  We were able to partially offset the impact of the continued challenging operating environment through refined marketing programs and focused cost discipline.  In particular, in Cape Girardeau, these efforts led to a $1.6 million increase in Adjusted EBITDA despite a $1.7 million decrease in net revenue.  Also, in Pompano where net revenue increased $2.2 million, Adjusted EBITDA increased $1.7 million, resulting in flow through of 77% of incremental net revenue.

“Weakness in both visitation and win per visit impacted revenue from customers who spend less than $100 per visit.  However, visitation and revenues from our top customers has remained relatively constant.  In the current environment, we remain disciplined in our marketing and promotional activities.

“We benefited from the impact of our cost savings initiatives as same store operating expenses decreased by over $3 million for the quarter, while our corporate costs were flat despite a $1.6 million increase in our insurance costs, caused by very favorable insurance experience in the prior year quarter.  These initiatives are now producing a run rate of $12 million in annualized savings.”

Financial Highlights

Net revenue for the quarter increased $3.4 million to $260.8 million and consolidated Adjusted EBITDA increased from $56.7 million to $57.2 million.  Adjusted income per share was $0.34 during the quarter, compared to $0.19 in the prior year.  GAAP basis diluted income (loss) per share from continuing operations for the fiscal 2014 quarter was ($3.51) compared to ($1.20) for the fourth quarter of the prior year, including non-cash valuation charges assessed during both periods.

The following items impacted earnings from continuing operations during the fourth quarters of fiscal 2014 and 2013:

•                  The Company recorded non-cash impairment charges of $162.1 million in fiscal 2014 and $50.1 million in fiscal 2013.

•                  Interest expense decreased from $25.0 million in the fourth quarter of fiscal 2013 to $21.6 million in the fourth quarter of fiscal 2014 due to lower revolving credit borrowings in the current year quarter, due to the application of the approximately $48.7 million in net proceeds from the sale of our Davenport facility.  Additionally the fiscal 2013 quarter included $2.2 million of financing related costs.

•                  The Company incurred $1.4 million in preopening costs associated with Nemacolin in the fourth quarter of fiscal 2013.

Operating Results

Black Hawk — Adjusted EBITDA decreased by $0.3 million to $7.5 million due to decreased net revenues of $1.0 million.  Operating margins remained relatively stable at the property. Decreased revenues were largely attributable to an increased promotional market environment and the extended winter weather, but were partially offset by our targeted marketing efforts during the period.

Pompano — Net revenues increased 4.8% to $48.6 million, Adjusted EBITDA increased 17.6% to $11.6 million, and operating margins increased 258 basis points to 23.8%.   This growth was largely attributable to increased slot play, as well as slightly higher food and beverage revenues.

Iowa — Net revenues decreased 5.5% to $48.3 million and Adjusted EBITDA decreased 8.7% to $14.0 million. Net revenues in Iowa were negatively impacted during the quarter by the extended winter weather where, on average, our properties experienced 10 -12 more days with severe weather conditions than in the fourth quarter of fiscal 2013.

Lake Charles — Net revenues increased 6.6% to $35.0 million, and Adjusted EBITDA increased 14.1% to $6.8 million, leading to an increase in operating margins of 128 basis points.  A combination of more effective database marketing, improved hotel yielding, as well as stable operating costs drove the improvement.

Mississippi — Net revenues decreased 7.6% to $28.7 million and Adjusted EBITDA decreased $1.9 million to $5.9 million. Our properties in Mississippi continue to be impacted by competitive pressures in their respective markets which were further compounded by unusual winter weather conditions.

Missouri — Net revenues decreased 3.6% to $62.3 million, while Adjusted EBITDA increased by 13.6% to $18.3 million, leading to an increase in operating margins of 445 basis points to 29.4%.  In Cape Girardeau, more focused marketing efforts and continued alignment of costs with business volumes produced an adjusted EBITDA increase of $1.6 million while net revenue decreased $1.7 million. We are continuing to develop and refine our marketing programs in this relatively new market.  In Kansas City, operating margins, net revenues and Adjusted EBITDA grew, as a result of marketing improvements and cost savings initiatives.

Pennsylvania — Net revenues were $7.5 million and Adjusted EBITDA was ($0.8) million.   We remain focused on growing our customer database while continuing to align our operating structure with the business volumes.   The winter months are seasonally the slowest and we believe we are better positioned now to capitalize on the high-season periods at this five-star resort in Western Pennsylvania.

Corporate Expenses

Corporate and development expenses were $7.1 million for the quarter, consistent with prior year, despite a $1.6 million increase in insurance related costs.

Non-cash stock compensation expense was $0.8 million for the quarter compared to $0.9 million in the fourth quarter of fiscal 2013. For the fiscal year, non-cash stock compensation expense was $4.2 million, compared to $4.8 million in fiscal 2013.

Capital Structure, Capital Expenditures and Updated Guidance

As of April 27, 2014, the Company had:

•                  $69.8 million in cash and cash equivalents, excluding $9.8 million in restricted cash and investments;

•                  $1.1 billion in total debt; and

•                  $184 million in net line of credit availability.

Fourth quarter capital expenditures were $5.2 million.  For the year our total capital expenditures were approximately $38.1 million, including $18.1 million related to the completion of our Nemacolin facility.

The Company provided guidance for the following specific non-operating items for fiscal year 2015:

•                  Depreciation and amortization expense is expected to be approximately $80 million to $82 million.

•                  Interest expense is expected to be approximately $83 million to $85 million.

•                  The Company expects cash income taxes pertaining to FY 2015 operations to be less than $1 million, primarily representing state income taxes.

•                  Corporate and development expenses for FY 2015 are expected to be approximately $30 million, including approximately $4 million in non-cash stock compensation expense.

•                  Maintenance capital expenditures for FY 2015 are expected to be approximately $47 million to $50 million.

Development

The Provence, Philadelphia, Pennsylvania — We continue to await the decision from the Pennsylvania Gaming Control Board (the “PGCB”) regarding the awarding of the final license in Philadelphia where we would operate the proposed $700 million casino entertainment complex, dubbed The Provence, if the project is selected for licensure by the PGCB.  As proposed the 1.25 million square foot project is expected to include a 125-room hotel, a casino featuring approximately 3,300 electronic gaming machines and 150 table games, as well as a wide variety of non-gaming entertainment amenities.  At this time, of the PGCB has not communicated the timetable with respect to a forthcoming decision.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, June 17, 2014 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 877-870-4263.  International callers can access the conference call by dialing 412-317-0790.  The conference call will be recorded and available for review starting at 11:59 pm central on Tuesday, June 17, 2014, until 11:59 pm central on Tuesday, June 24, 2014, by dialing 877-344-7529; International: 412-317-0088 and access number 10047860.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with exceptional experience at each of the casino properties that it owns and operates, primarily under the Isle and Lady Luck brands.  The Company currently owns and operates 15 gaming and entertainment facilities in Mississippi, Louisiana, Iowa, Missouri, Colorado, Pennsylvania and Florida. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

Contacts

Isle of Capri Casinos, Inc.,

Dale Black, Chief Financial Officer-314.813.9327

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	April 27,	April 28,	April 27,	April 28,
	2014	2013	2014	2013
Revenues:
Casino	$271,070	$270,559	$1,004,255	$967,142
Rooms	7,889	8,063	32,449	31,851
Food, beverage, pari-mutuel and other	36,182	36,265	135,305	128,319
Gross revenues	315,141	314,887	1,172,009	1,127,312
Less promotional allowances	(54,365)	(57,493)	(217,409)	(203,907)
Net revenues	260,776	257,394	954,600	923,405
Operating expenses:
Casino	39,605	40,266	158,019	150,075
Gaming taxes	69,231	68,050	254,685	241,038
Rooms	1,802	1,720	7,023	6,654
Food, beverage, pari-mutuel and other	12,392	11,891	44,116	41,289
Marine and facilities	14,655	14,348	57,624	54,509
Marketing and administrative	59,680	58,257	234,690	226,397
Corporate and development	7,141	7,196	28,455	33,953
Valuation charges	162,100	50,100	162,100	50,100
Litigation accrual reversals	—	—	(9,330)	—
Preopening expense	—	1,446	3,898	5,765
Depreciation and amortization	20,390	19,762	80,885	71,164
Total operating expenses	386,996	273,036	1,022,165	880,944
Operating income (loss)	(126,220)	(15,642)	(67,565)	42,461

Interest expense	(21,584)	(25,032)	(81,342)	(89,446)
Interest income	89	96	349	502
Derivative income	—	216	398	748
Loss from continuing operations before income taxes	(147,715)	(40,362)	(148,160)	(45,735)
Income tax benefit (provision)	7,995	(6,898)	18,494	(6,732)
Loss from continuing operations	(139,720)	(47,260)	(129,666)	(52,467)
Income (loss) from discontinued operations, net of income taxes	(1,798)	1,869	1,980	4,898
Net loss	$(141,518)	$(45,391)	$(127,686)	$(47,569)

Income (loss) per common share-basic and diluted:
Loss from continuing operations	$(3.51)	$(1.20)	$(3.26)	$(1.33)
Income (loss) from discontinued operations, net of income taxes	(0.04)	0.05	0.05	0.12
Net loss	$(3.55)	$(1.15)	$(3.21)	$(1.21)

Weighted average basic shares	39,829,177	39,518,406	39,731,766	39,340,325
Weighted average diluted shares	39,829,177	39,518,406	39,731,766	39,340,325

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	April 27,	April 28,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$69,830	$68,469
Marketable securities	27,289	25,520
Accounts receivable, net	12,615	11,077
Income taxes receivable	73	4,789
Deferred income taxes	4,106	1,573
Prepaid expenses and other assets	18,526	20,872
Total current assets	132,439	132,300
Property and equipment, net	955,604	1,034,026
Other assets:
Goodwill	108,970	280,803
Other intangible assets, net	54,911	60,748
Deferred financing costs, net	23,439	27,230
Restricted cash and investments	9,807	11,417
Prepaid deposits and other	4,904	7,075
Total assets	$1,290,074	$1,553,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$230	$415
Accounts payable	20,869	34,533
Accrued liabilities:
Payroll and related	34,700	35,093
Property and other taxes	20,360	21,340
Interest	16,920	18,502
Progressive jackpots and slot club awards	16,306	16,579
Other	18,478	29,337
Total current liabilities	127,863	155,799
Long-term debt, less current maturities	1,066,071	1,156,469
Deferred income taxes	35,870	43,104
Other accrued liabilities	18,495	33,303
Other long-term liabilities	22,391	22,514
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at April 27, 2014 and at April 28, 2013	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued		—
Additional paid-in capital	247,819	246,214
Retained earnings (deficit)	(201,913)	(74,227)
Accumulated other comprehensive (loss) income	—	(247)
	46,327	172,161
Treasury stock, 2,236,971 shares at April 27, 2014 and 2,470,128 shares at April 28, 2013	(26,943)	(29,751)
Total stockholders’ equity	19,384	142,410
Total liabilities and stockholders’ equity	$1,290,074	$1,553,599

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	April 27,	April 28,	April 27,	April 28,
	2014	2013	2014	2013
Colorado
Black Hawk	$30,242	$31,233	$121,313	$122,135

Florida
Pompano	48,631	46,393	164,777	154,629

Iowa
Bettendorf	19,257	20,642	73,695	78,083
Marquette	5,928	6,889	25,014	27,605
Waterloo	23,090	23,547	85,361	86,654
Iowa Total	48,275	51,078	184,070	192,342

Louisiana
Lake Charles	35,044	32,884	129,899	125,575

Mississippi
Lula	14,785	15,454	50,489	55,444
Natchez	5,404	6,286	20,190	25,378
Vicksburg	8,501	9,296	29,947	29,918
Mississippi Total	28,690	31,036	100,626	110,740

Missouri
Boonville	19,463	20,055	74,531	78,624
Cape Girardeau	15,016	16,671	54,833	32,782
Caruthersville	8,231	8,356	29,879	32,282
Kansas City	19,541	19,493	70,385	73,538
Missouri Total	62,251	64,575	229,628	217,226

Pennsylvania
Nemacolin	7,473	—	23,575	—

Property Net Revenues before Other	260,606	257,199	953,888	922,647
Other	170	195	712	758
Net Revenues from Continuing Operations	$260,776	$257,394	$954,600	$923,405

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended April 27, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Valuation charges, Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$4,936	$2,552	$8	$—	$7,496

Pompano, Florida	9,833	1,726	6	—	11,565

Bettendorf	(56,212)	1,448	3	60,000	5,239
Marquette	738	452	1	—	1,191
Waterloo	6,367	1,183	4	—	7,554
Iowa Total	(49,107)	3,083	8	60,000	13,984

Lake Charles, Louisiana	(20,366)	2,919	4	24,238	6,795

Lula	(33,693)	1,279	3	36,000	3,589
Natchez	(10,865)	299	4	10,509	(53)
Vicksburg	(3,531)	903	4	5,000	2,376
Mississippi Total	(48,089)	2,481	11	51,509	5,912

Boonville	6,403	977	6	—	7,386
Cape Girardeau	379	2,822	1	—	3,202
Caruthersville	1,250	693	4	—	1,947
Kansas City	4,822	941	4	—	5,767
Missouri Total	12,854	5,433	15	—	18,302

Nemacolin, Pennsylvania	(28,767)	1,655	1	26,353	(758)

Total Operating Properties	(118,706)	19,849	53	162,100	63,296
Corporate and Other	(7,514)	541	827	—	(6,146)
Total	$(126,220)	$20,390	$880	$162,100	$57,150

	Three Months Ended April 28, 2013
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Valuation charges, Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$5,443	$2,303	$11	$—	$7,757

Pompano, Florida	7,981	1,846	7	—	9,834

Bettendorf	4,211	1,737	3	—	5,951
Marquette	978	556	3	—	1,537
Waterloo	6,627	1,194	6	—	7,827
Iowa Total	11,816	3,487	12	—	15,315

Lake Charles, Louisiana	2,893	3,057	6	—	5,956

Lula	(31,001)	1,318	6	34,100	4,423
Natchez	(15,836)	353	5	16,000	522
Vicksburg	1,490	1,324	5	—	2,819
Mississippi Total	(45,347)	2,995	16	50,100	7,764

Boonville	6,251	896	5	—	7,152
Cape Girardeau	(1,177)	2,810	4	—	1,637
Caruthersville	1,276	840	5	—	2,121
Kansas City	4,208	992	4	—	5,204
Missouri Total	10,558	5,538	18	—	16,114

Nemacolin, Pennsylvania	(1,446)	—	—	1,446	—

Total Operating Properties	(8,102)	19,226	70	51,546	62,740
Corporate and Other	(7,540)	536	938	—	(6,066)
Total	$(15,642)	$19,762	$1,008	$51,546	$56,674

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Twelve Months Ended April 27, 2014
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Valuation charges, Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$20,067	$9,593	$35	$—	$29,695

Pompano, Florida	25,116	7,109	25	—	32,250

Bettendorf	(47,873)	6,381	13	60,000	18,521
Marquette	3,472	1,875	6	—	5,353
Waterloo	21,074	4,791	18	—	25,883
Iowa Total	(23,327)	13,047	37	60,000	49,757

Lake Charles, Louisiana	(15,350)	11,738	17	24,238	20,643

Lula	(33,285)	5,225	14	36,000	7,954
Natchez	(12,865)	1,306	17	10,509	(1,033)
Vicksburg	(3,282)	3,698	17	5,000	5,433
Mississippi Total	(49,432)	10,229	48	51,509	12,354

Boonville	22,583	4,074	24	—	26,681
Cape Girardeau	(2,359)	11,183	6	—	8,830
Caruthersville	2,232	2,960	18	—	5,210
Kansas City	13,022	3,802	16	—	16,840
Missouri Total	35,478	22,019	64	—	57,561

Nemacolin, Pennsylvania	(39,993)	5,440	3	30,251	(4,299)

Total Operating Properties	(47,441)	79,175	229	165,998	197,961
Corporate and Other	(20,124)	1,710	4,170	(10,349)	(24,593)
Total	$(67,565)	$80,885	$4,399	$155,649	$173,368

	Twelve Months Ended April 28, 2013
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Valuation charges, Preopening and Other	Adjusted EBITDA
Black Hawk, Colorado	$20,109	$8,837	$43	$—	$28,989

Pompano, Florida	19,396	7,252	28	—	26,676

Bettendorf	13,995	6,948	16	—	20,959
Marquette	3,718	1,901	15	—	5,634
Waterloo	21,544	5,026	22	—	26,592
Iowa Total	39,257	13,875	53	—	53,185

Lake Charles, Louisiana	9,270	10,070	20	—	19,360

Lula	(29,815)	6,098	21	34,100	10,404
Natchez	(14,667)	1,539	19	16,000	2,891
Vicksburg	1,184	4,664	19	—	5,867
Mississippi Total	(43,298)	12,301	59	50,100	19,162

Boonville	24,004	3,545	22	—	27,571
Cape Girardeau	(5,135)	5,572	10	4,050	4,497
Caruthersville	2,832	3,361	21	—	6,214
Kansas City	13,275	4,012	14	—	17,301
Missouri Total	34,976	16,490	67	4,050	55,583

Nemacolin, Pennsylvania	(1,715)	—	—	1,715	—

Total Operating Properties	77,995	68,825	270	55,865	202,955
Corporate and Other	(35,534)	2,339	4,788	1,478	(26,929)
Total	$42,461	$71,164	$5,058	$57,343	$176,026

Isle of Capri Casinos, Inc.

Reconciliation of Loss From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	April 27,	April 28,	April 27,	April 28,
	2014	2013	2014	2013
Loss from continuing operations	$(139,720)	$(47,260)	$(129,666)	$(52,467)
Income tax provision (benefit)	(7,995)	6,898	(18,494)	6,732
Derivative income	—	(216)	(398)	(748)
Interest income	(89)	(96)	(349)	(502)
Interest expense	21,584	25,032	81,342	89,446
Depreciation and amortization	20,390	19,762	80,885	71,164
Stock-based compensation	880	1,008	4,399	5,058
Valuation charges	162,100	50,100	162,100	50,100
Litigation accrual reversal	—	—	(9,330)	—
Preopening expense	—	1,446	3,898	5,765
Gain on sale of airplane	—	—	(1,019)	—
Financing related	—	—	—	1,478
Adjusted EBITDA	$57,150	$56,674	$173,368	$176,026

Isle of Capri Casinos, Inc.

Reconciliations of GAAP Income (Loss) From Continuing Operations to Adjusted Income (Loss) and GAAP Income (Loss) From Continuing Operations Per Share to Adjusted Income (Loss) Per Share

(unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	April 27,	April 28,	April 27,	April 28,
	2014	2013	2014	2013

GAAP loss from continuing operations	$(139,720)	$(47,260)	$(129,666)	$(52,467)
Valuation charges (4)	162,100	50,100	162,100	50,100
Tax valuation allowance (reversal)	(1,813)	758	(13,806)	758
Uncertain tax benefit reversal	(6,884)	—	(6,884)	—
Litigation accrual reversals (3)	—	—	(16,953)	—
Preopening expense	—	1,446	3,898	5,765
Gain on sale of corporate aircraft	—	—	(1,019)	—
Financing related (5)	—	2,236	—	4,742
Adjusted income (loss) (2)	$13,683	$7,280	$(2,330)	$8,898

GAAP loss from continuing operations per share	$(3.51)	$(1.20)	$(3.26)	$(1.33)
Valuation charges (4)	4.07	1.27	4.08	1.27
Tax valuation allowance (reversal)	(0.05)	0.02	(0.35)	0.02
Uncertain tax benefit reversal	(0.17)	—	(0.17)	—
Litigation accrual reversals (3)	—	—	(0.43)	—
Preopening expense	—	0.04	0.10	0.15
Gain on sale of corporate aircraft	—	—	(0.03)	—
Financing related (5)	—	0.06	—	0.12
Adjusted income (loss) per share	$0.34	$0.19	$(0.06)	$0.23

(1)         Adjusted EBITDA is “earnings before interest and other non-operating income (expense), income taxes, stock-based compensation, valuation charges, preopening expense, litigation accrual reversals, financing related expenses and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and they are important components in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA.  Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company.  A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, pre-opening expenses, certain write-offs and valuation charges, and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Adjusted income (loss) is presented solely as a supplemental disclosure as this is one method management reviews and utilizes to analyze the performance of its core operating business.  For many of the same reasons mentioned above related to Adjusted EBITDA, management believes Adjusted income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as valuation charges, litigation accrual reversals or preopening expenses.  Management believes Adjusted income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of financial performance that more closely resembles widely used measures of performance and valuation in the gaming industry.  Adjusted income (loss) and adjusted income (loss) per share do not include tax valuation allowance reversals, valuation charges, litigation accrual reversals, preopening expenses, certain asset sale gains, certain financing related expenses, and income or loss from discontinued operations.

(3)         Litigation accrual reversals for the twelve months ended April 27, 2014, includes a $9.3 million reduction to operating expenses and a $7.6 million reduction of interest expense.

(4)         Valuation charges in the fourth quarter and fiscal 2014 consist of goodwill impairment charges of $60.0 million at our Bettendorf property, $24.2 million at our Lake Charles property, $36.0 million at our Lula property, $8.6 million at our Natchez property and $5.0 million at our Vicksburg property.  In addition, during the fourth quarter of fiscal 2014, we also recorded impairment charges related to property, plant and equipment, net of $14.2 million and $1.9 million at our Nemacolin and Natchez properties, respectively, and $12.2 million related to intangible assets at our Nemacolin property.  Valuation charges in the fourth quarter and fiscal 2013 consist of goodwill impairment charges of $34.1 million at our Lula property and $16.0 million at our Natchez property.

(5)         Fiscal 2013 financing charges relate to non-capitalizable fees of $1.5 million associated with the tender offer of our 7% Senior Subordinated Notes during fiscal 2013, recorded in Corporate and development expenses, and the non-cash write off of deferred financing costs of $2.2 million and $3.3 million during the fourth quarter and fiscal 2013, respectively, related to debt refinancing and recorded in interest expense.